UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 000-15264

Michigan (State or Other Jurisdiction of Incorporation)	38-1983228 (IRS Employer Identification No.)

510 E. Milham Avenue Portage, Michigan (Address of Principal Executive Offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

          On November 1, 2005, Manatron, Inc. entered into an Asset Purchase Agreement by which it acquired substantially all of the assets of Plexis Group, L.L.C. The total purchase price was $1 million, of which $600,000 was paid at closing and $400,000 plus interest will be paid pursuant to a promissory note over the next two years.

          The Asset Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement filed as Exhibit 10.1 hereto. On November 3, 2005, Manatron, Inc. filed the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Asset Purchase Agreement between Manatron, Inc. and Plexis Group, L.L.C. dated November 1, 2005.
	99.1	Manatron, Inc. Press Release dated November 3, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2005	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Asset Purchase Agreement between Manatron, Inc. and Plexis Group, L.L.C. dated November 1, 2005.
99.1	Manatron, Inc. Press Release dated November 3, 2005.